Woodland and Plants Transfer Agreement

Party A: Tiantai County Manyuanchun Agriculture and Forestry Development Co., Ltd.
Party B: Fujian Zhangzhou Ding Neng Bio-Tech Co., Ltd.

A, B, by consensus the two sides, Party A agrees to transfer woodland use rights and plants ownership to B, for the specific rights and obligations of both parties to reach this contract.

Ⅰ. Address of the forest, range, area

Party A transfers their lands and plants located in Tiantai County, Zhejiang Province Shuinantang, an area of 1,000 mu, specific geographic location will be provided by map by Party A, and agreed by Party B as the precondition of this contract.

Ⅱ. Expiration date of the terms of the contract

The terms of the contract will be expired on date of December 31, 2010.

Ⅲ. The conditions and the material numbers of plants.

Plants located on the woodland are soapberries which have been growing for more than 5 years, 1,000 mu, a total of about 50,000 trees.

Ⅳ. Property rights and transfer of plants and woodland

ⅰ) Party A shall confirm that they have the valid ownership of lands and plants, and they did not make any other actions to the use right of the lands and plants, e.g. without pledge.
ⅱ) By signing this contract, Party A must provide a copy of the certificate to prove their ownership of the woodland and plants ownership. Moreover, the copy of the certificate must be confirmed no doubt by party B.
ⅲ) Party A must ensure that the relevant parties related to the transfering of ownership of these lands and plants rights and obligations have been properly fulfilled, and provided the appropriate documents.
ⅳ) Party A should ensure the land use rights and plants ownership registered in the party B’ name within 90 days after the commencement of the contract, and completed "forest warrants."
ⅴ) The woodland consists with commercial forest planning.

Ⅴ. Harvest index and harvest transport formalities

Party A shall assist party B to complete any license and required indicators during the harvest transport process.

Ⅵ. Calculation of transfer payments and payment method

The number based on the agreed settlement: complying with the area transfer from party A to B marked on forest warrants provided by A.

Price: the original soapberry trees growing over 5 years valued 20 million yuan per 1000 mu.
Payment:
(1) 8 million yuan payment will be paid after the signing of the contract.
(2) 7 million payment will be paid during applying forest warrants.
(3) the rest 500 million payment will be paid after change of the forest warrants (land ownership).

Ⅶ. The use rights of Roads and forest facilities and resolution of the surrounding forest dispute.

ⅰ) In the duration of the contract, party A shall ensure the normal operation of the existing road of woodland including the surrounding places and the new roads constructed by party B upon to the operating woodland. Furthermore, party A shall be responsible for solving interference and bear the associated costs.
ⅱ) The original forest including the forest facilities available to the Party B without any fee;
ⅲ) Party A has the responsibility to help solve the security problem during party B operating the woodland and to resolve disputes with the villagers and other issues.

Ⅷ. Breach of the Contract

ⅰ) Loss to Part B caused by the illegality, or dispute led by the unclearness of boundary of the transferred woodland of Part A is to be compensated by Part A.
ⅱ) When the related parties do not fulfill the rights or obligation, which causes any financial loss to Part B, Part A should compensate for the financial damage to Part B.
ⅲ) In the case when the ownership of Part A is not transferred to Part B within the time stated in the contract, Part A should pay double the amount of deposit to Part B
ⅳ) In the case of interference of other sides which affected the operation of the woodland of Part B, Part A has the right to refuse to pay the transfer fee of the area interfered. And Part A should compensate for the damage made to Part B

ⅴ) Part B should compensate for the financial loss to Part A caused by the unsatisfactory status of road.
ⅵ) In the case of Party B does not pay the transfer fee within the timeline stated in the contract, Part B should be fined at the bank loan interest rate during the delayed period to Part A.
ⅶ) When either side of the contract fail to fulfill the obligations, the breaching party is enforced to make the full payment to the non-breaching party.
ⅷ) Part A is enforced to take the responsibility when breaching the contract. The breaching party should make the full compensation on time. Party B has the right of lien or direct deduction from the contract settlement amount as the compensation for Part A’s breaching.

Ⅸ. Supplementary

(1) The contract is effective from the signed date.
(2) Matters not covered in this contract, after agreed by the both sides of A and B shall sign a supplementary contract.
(3) Accessories of this contract are part of the Contract, and have the same efficiency as the contract.
(4) Two originals of this contract, one for Party A and one for party B.

Party A:		Party B
Tiantai County Manyuanchun Agriculture		Fujian Zhangzhou Ding Neng Bio-Tech Co., Ltd.
and Forestry Development Co., Ltd.

Representative:	Corporate Stamp	Representative:	Corporate Stamp

Date:	11/23/2009	Date:	11/23/2009